Exhibit 99.a5

SMITH BARNEY MUNI FUNDS

Certificate of Amendment

The undersigned, constituting a majority of the Trustees of Smith Barney Muni Funds (the “Trust”), a Massachusetts business trust, acting pursuant to the Trust’s Declaration of Trust, as currently in effect (together with any amendments thereto and designations thereunder, the “Trust Document”), do hereby certify that, in accordance with the provisions of the Trust Document, the following amendments to the Trust Document have been duly adopted by the Trustees of the Trust:

1.	The name of the Trust is hereby changed from “Smith Barney Muni Funds” to “Legg Mason Partners Municipal Funds,” and all references to the name of the Trust in the Trust Document are hereby accordingly amended.

2.	The name of each series of shares of beneficial interests of the Trust listed below is hereby changed as set forth below, and all references to such series in the Trust Document are hereby amended accordingly:

Current Series Name	New Series Name

Smith Barney Florida Portfolio	Legg Mason Partners Florida Municipals Fund

Smith Barney Georgia Portfolio	Legg Mason Partners Georgia Municipals Fund

Smith Barney Limited Term Portfolio	Legg Mason Partners Limited Term Municipals Fund

Smith Barney National Portfolio	Legg Mason Partners National Municipals Fund

Smith Barney New York Portfolio	Legg Mason Partners New York Municipals Fund

Smith Barney Pennsylvania Portfolio	Legg Mason Partners Pennsylvania Municipals Fund

This Amendment shall become effective on April 7, 2006 at 9:00 a.m. EDT.

[signature page to follow]

IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have executed this Amendment as of the              day of March 2006.

Leopold Abraham II, as Trustee and not individually	Jane F. Dasher, as Trustee and not individually

Donald R. Foley, as Trustee and not individually	R. Jay Gerken, as Trustee and not individually

Richard E. Hanson, Jr., as Trustee and not individually	Paul Hardin, as Trustee and not individually

Roderick C. Rasmussen, as Trustee and not individually	John P. Toolan, as Trustee and not individually